UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 9, 2003

Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant

(a)                                  The management of Russ Berrie and Company, Inc. (the "Company") has become aware of the following arrangements and transactions with respect to the shares of common stock of the Company, stated value $0.10 per share (the "Common Shares") formerly held by Mr. Russell Berrie, as well as various trusts and other entities established by Mr. Berrie (constituting approximately 49%1 of the Common Shares outstanding), as a result of his death on December 25, 2002.  Information presented herein is based upon (i) a Schedule 13D filed by The Russell Berrie Foundation, a New Jersey Nonprofit Corporation, (ii) a Schedule 13D filed jointly by Ms. Angelica Urra Berrie and Messrs. Josh Weston, Raphael Benaroya, Ilan Kaufthal and Norman Seiden and (iii) Amendment No. 7 to Schedule 13D filed by Myron Rosner, in each case filed with the Securities and Exchange Commission on January 6, 2003.

A.                                   Pursuant to the terms of Trust Agreement (the "Trust Agreement") of The Russell Berrie 1999 Charitable Remainder Trust (the "Charitable Trust"), upon the death of Mr. Russell Berrie, 5,232,335 of the 5,305,194 Common Shares held by the Charitable Trust at the time of Mr. Berrie's demise are being distributed to the Russell Berrie Foundation, a New Jersey Nonprofit Corporation (the "Foundation").  The Trustees of the Foundation are Ms. Angelica Urra Berrie and Messrs. Scott Berrie, Ilan Kaufthal, Myron Rosner and Norman Seiden (collectively, the "Foundation Trustees").  In accordance with the Trust Agreement, the remaining 72,859 Common Shares held by the Charitable Trust have been distributed to the Estate of Mr. Russell Berrie (the "Estate").

B.                                     The Russell Berrie 2002A Trust (the "2002A Trust") holds 2,771,988 Common Shares.  Pursuant to the terms of the Trust Indenture of the 2002A Trust, upon Mr. Berrie's death, Ms. Angelica Urra Berrie and Messrs. Raphael Benaroya, Ilan Kaufthal, Norman Seiden and Josh Weston became trustees of the 2002A Trust; Mr. Myron Rosner was at the time of Mr. Berrie's demise and still is a trustee of the 2002A Trust.

C.                                     The Russell Berrie 2001 Annuity Trust (the "Annuity Trust") holds 2,000,000 Common Shares.  In accordance with the terms of the Trust Agreement governing the Annuity Trust, upon Mr. Berrie's death, Mr. Rosner became the sole trustee of the Annuity Trust.  It is anticipated that the Annuity Trust will transfer 870,423 Common Shares to the Estate in the near future.

D.                                    As a result of the demise of Mr. Berrie, the Estate holds 79,614 Common Shares.  It is anticipated that the Estate will receive 870,423 Common Shares from the Annuity Trust.  Ms. Angelica Urra Berrie and Messrs. Ilan Kaufthal and Myron Rosner are the executors of the Estate.

1                                             Mr. Berrie has always disclaimed beneficial ownership of Common Shares held by (i) the Foundation (as defined herein), of which Mr. Berrie was a member of the Board of trustees during his life, and (ii) the Charitable Trust (as defined herein), as Mr. Berrie was not a trustee of, and once established, had no power to revoke, such Charitable Trust.

As a result of the transactions described above, based on the beneficial ownership of voting securities of the Company, the following individuals2 and entities may be deemed to have acquired control of the Company; the percentage of Common Shares of the Company now beneficially owned by each of such persons directly or indirectly, determined in accordance with the rules of the Securities and Exchange Commission, is set forth below (all such calculations are based on 20,474,123 Common Shares outstanding as of November 4, 2002, as reported in the Company's Quarterly Report on form 10-Q filed with the Securities and Exchange Commission on November 14, 2002)3:

1.                                       The Foundation beneficially owns 25.6% of the voting securities of the Company.

2.                                       Myron Rosner beneficially owns 23.7% of the voting securities of the Company.

3.                                       Angelica Urra Berrie beneficially owns 14.0% of the voting securities of the Company.

4.                                       Josh Weston beneficially owns 13.6% of the voting securities of the Company.

5.                                       Raphael Benaroya beneficially owns 13.7% of the voting securities of the Company.

6.                                       Ilan Kaufthal beneficially owns 14.0% of the voting securities of the Company.

7.                                       Norman Seiden beneficially owns 13.5% of the voting securities of the Company.

(b)                                 The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Company.

[2]	Angelica Urra Berrie, Josh Weston, Raphael Benaroya and Ilan Kaufthal are each directors of the Company.
[3]

The percentage of voting securities owned by each of the Foundation Trustees does not include any Common Shares owned by the Foundation.  Also note that because the beneficial ownership of certain of the Common Shares held by the individuals listed herein is shared by such individuals, as determined pursuant to the rules of the Securities and Exchange Commission, the percentages presented aggregate to more than 100%, even though the transactions described herein relate to the disposition of approximately 49% of the Common Shares of the Company outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2003	RUSS BERRIE AND COMPANY, INC.

	By:	/s/ John D. Wille
		Name:	John D. Wille
		Title:	Vice President and Chief
Financial Officer